Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated June 28, 2013, with respect to the financial statements and supplemental schedule included in the Annual Report of the Radian Group Inc. Savings Incentive Plan on Form 11-K for the year ended December 31, 2012. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Radian Group Inc. on Form S-8 (File No. 333-154275).

/s/ GRANT THORNTON LLP

GRANT THORNTON LLP
Philadelphia, Pennsylvania
June 28, 2013